EXHIBIT 10.13

                    CONSULTING AND MARKETING RIGHT AGREEMENT


     THIS CONSULTING AND MARKETING RIGHT AGREEMENT (this "AGREEMENT") is between Mark Neuhaus (the "CONSULTANT") and the other party named on the signature page to this Agreement (the "COMPANY"). Each of the Consultant and the Company are also referred to in this agreement as the "PARTIES."

     WHEREAS, the Company is desirous of seeking a merger with a fully reporting listed public company and the Consultant has relationships with such companies.

     WHEREAS, the Company desires to utilize the services of the Consultant.

     WHEREAS, in connection with the services to be provided by the Consultant pursuant to this Agreement, the Company desires to grant the Consultant a non-exclusive right to seek a potential merger candidate.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1.   Scope of Services.  The Company hereby retains the Consultant to seek
          -----------------
a merger or acquisition. And to provide additional investment banking services for the company. The Consultant agrees to use his best efforts during the term of this Agreement.

     2.   Term.  This Agreement shall become effective as of the date set forth
          ----
on the signature page of this Agreement, and shall continue for a period of one
(1) year (the "TERM"). Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telecopier number last provided by the Consultant to the Company. "CAUSE" shall be determined solely as to the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

     3.   Grant of Non-exclusive Right.  Subject to the terms of this Agreement,
          ----------------------------
the Company hereby grants to the Consultant, and the Consultant hereby accepts, the non-exclusive right to seek a merger candidate.

          (a) During the Term of this Agreement the Consultant shall not negotiate or enter into any right, sub-right agreement of sub-contract or similar agreement with any third parties in respect of the right or interest granted by the Company to the Consultant to such third parties without the Company's prior written consent.

          (b) No right is granted by the Company to the Consultant, either expressly or by implication, under any rights owned or controlled by the Company, except as expressly set forth in this Agreement.

          (c) The rights granted pursuant to this Agreement shall expire simultaneously with the Term of this Agreement, and shall be revocable at will by the Company upon written notice to the Consultant, and the Consultant shall immediately refrain from the use of any rights granted by the Company to the Consultant with respect to this right upon receipt of such written notice.

     4.   Compensation; Grant of Stock Option.  In consideration for the
          -----------------------------------
services to be provided by the Consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant upon the execution of this Agreement a non-qualified stock option (the "OPTION") to purchase up to the number of shares (the "SHARES") of the Company's common stock (the "COMMON STOCK") as set forth below which shall fully vest immediately upon execution of this Agreement, at an exercise price as set forth below:

     Number of Shares or Total Dollar Amount: 200,000,000 shares

     Exercise Price (in US$): $1,000.00

The terms of the Option shall otherwise be set forth in a Non-Qualified Stock Option Agreement between the Company and the Consultant, substantially in the form attached as Exhibit A to this Agreement. The Company agrees to register
                 ---------
the Shares upon signing of this agreement for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement available), pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement.

     5.   Confidentiality.  The Consultant covenants that all information
          ---------------
concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     6.   Independent Contractor.  The Consultant and the Company hereby
          ----------------------
acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

     7.   Miscellaneous.
          -------------

          (a)  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
     between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

          (b)  Governing Law.  This Agreement shall be construed under the
               -------------
     internal laws of the State of New York, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in New York City, N.Y.

          (c)  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
     Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonably withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

          (d)  Indemnification.  The Company shall indemnify the Consultant for
               ---------------
     all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

          (e)  Counterparts.  This Agreement may be executed in two or more
               ------------
     counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

          (f)  Severability.  If one or more provisions of this Agreement are
               ------------
     held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.


Date:                                   CONSULTANT:
     ---------------------------------


                                        ----------------------------------------
                                        Mark Neuhaus

                                        Address for Notices:

                                        P.O. Box 5629
                                        ----------------------------------------

                                        Ketchum, Id.
                                        ----------------------------------------

                                        83340
                                        ----------------------------------------


                                        COMPANY:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A
                                    ---------

                                     FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT") is between Mark Neuhaus (the "GRANTEE") and the other party named on the signature page to this Agreement (the "COMPANY"). Each of the Grantee and the Company are also referred to in this agreement as the "PARTIES."

     WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to the Company pursuant to the terms of a Consulting and Agreement (the "CONSULTING AGREEMENT") between the Company and the Grantee, of a non-qualified stock option (the "OPTION") to purchase the number of shares of the Company's common stock (the "COMMON STOCK") specified in paragraph 1 of this Agreement, at the price specified in paragraph 1 of this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1.   Number of Shares; Exercise Price.  Pursuant to action taken by the
          --------------------------------
Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, an option ("OPTION") to purchase the number of common shares ("OPTION SHARES") of Common Stock set forth below, at the exercise price set forth below:

     Number of Shares or Total Dollar Amount: 200,000,000

     Exercise Price (in US$): $1,000.00.

     2.   Term.  The Option and this Agreement shall expire three (3) years from
          ----
the date of this Agreement.

     3.   Shares Subject To Exercise.  The Option shall be immediately
          --------------------------
exercisable and shall remain exercisable for the entire Term specified in Paragraph 2 of this Agreement.

     4.   Method and Time of Exercise.  The Option may be exercised in whole or
          ---------------------------
from time to time in part by written notice delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check and/or a wire transfer made payable to the Company in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise, plus the amount of applicable federal, state and local withholding taxes, provided, however, that such taxes may be satisfied by the withholding of Option Shares then issuable upon the exercise of the Option pursuant to paragraph 5 of this Agreement. Not less than one hundred (100) Option Shares may be purchased upon exercise of the Option at any one time unless the number of Option Shares for which exercise of the Option is being made is all of the Option Shares then issuable upon exercise of the Option. Options may be exercised at any time at the sole discretion of the Grantee. Only whole shares shall be issued upon exercise of the Option.

     5.   Tax Withholding.  As a condition to exercise of the Option, the
          ---------------
Company may require the Grantee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of the Option. Or the Grantee is liable for filing and paying all of his own taxes.

     6.   Exercise Following Termination of Consulting Agreement.  The Option
          ------------------------------------------------------
shall not terminate as a result of the termination of Grantee's services as a consultant to the Company pursuant to the Consulting Agreement.

     7.   Transferability.  The Option and this Agreement may not be assigned or
          ---------------
transferred except by will or by the laws of descent and distribution, and with consent of the Company.

     8.   Grantee Not a Shareholder.  The Grantee shall have no rights as a
          -------------------------
shareholder with respect to the Option Shares issued form time to time upon exercise of the Option until the earlier of: (1) the date of issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Option and (2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

     9.   Restrictions on Transfer.  The Grantee represents and agrees that,
          ------------------------
upon the Grantee's exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

     10.  Shares Qualified for Listing.  Company represents that its Common
          ----------------------------
Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without the NASDAQ Bulletin Board, and for trading with the California Department of Corporations or such other applicable jurisdictions.

     11.  Registration Rights.  On or before the day of this Agreement, the
          -------------------
Company shall, at the Company's expense, file with the Securities and Exchange Commission ("SEC"), a registration statement ("REGISTRATION STATEMENT") on Form S-8 or other comparable form, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

     12.  Notices.  All notices to the Company shall be addressed to the Company
          -------
at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on file with the Company, or to such other address and facsimile number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

     13.  Adjustments.  If there is any change in the capitalization of the
          -----------
Company after the date of this Agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 14 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and this Agreement.

     14.  Cessation of Corporate Existence.  Notwithstanding any other provision
          --------------------------------
of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option grated hereunder shall terminate, provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.

     (a)  Entire Agreement.  This Agreement and the Consulting Agreement contain
          ----------------
          the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.

     15.  Miscellaneous.
          -------------

          (b)  Governing Law.  This Agreement shall be construed under the
               -------------
     internal laws of the State of New York, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in New York City, N.Y.

          (c)  Counterparts.  This Agreement may be executed in two or more
               ------------
     counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

          (d)  Severability.  If one or more provisions of this Agreement are
               ------------
     held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.


                            (Signature Page Follows)

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.


Date:                                   OPTIONEE:
     ---------------------------------

                                        ----------------------------------------
                                        Mark Neuhaus


                                        Address for Notices:

                                        P.O. Box 5629
                                        -------------
                                        Ketchum, Id.
                                        ------------
                                        83340
                                        -----


                                        COMPANY:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      EXHIBIT B
                                      ---------
                               OPTION EXERCISE SCHEDULE

$1,000.00 immediately upon registration and delivery of shares


IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.

Date:                                   OPTIONEE:
     ---------------------------------


                                        ----------------------------------------
                                        Mark Neuhaus

                                        Address for Notices:

                                        P.O. Box 5629
                                        Ketchum, Id.
                                        83340


                                        COMPANY:


                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

NEW EXHIBITS -
1.
               AGREEMENT BETWEEN GATEWAY D.B.A. THE RIGHT SOLUTION
                                       AND
                          AMERICAN FIRE RETARDANT CORP

     WHEREAS, this agreement (the "Agreement") is made as of May 15, 2003 by and between American Fire Retardant Corp., (the "Client") a Nevada corporation, located at 9337 Bon Avenue, El Cajon, CA 92021 (hereinafter referred to as "Client") and Gateway d.b.a. The Right Solution, a Nevada corporation located at 3035 Patrick Lane, Suite 14, and Las Vegas (the "Company") and their assignees, nominees, heirs and assigns.

     WHEREAS COMPANY renders professional sales and marketing and the related administrative support services to their business clientele, have certain knowledge, expertise, information, contacts and associations with persons and entities who might be interested in providing distribution, sales and merchandising opportunities and/or providing other business and revenue generating opportunities, and desire to act as consultants to provide such services.

     WHEREAS COMPANY occupies its own facilities and has warehousing and distribution capacity.

     WHEREAS Client desires to engage the services of COMPANY to perform, (by and through their associates, agents, employees, and associated entities,) some or all of the herein-described services on behalf of Client. COMPANY and Client agree that COMPANY will provide such services upon the terms and conditions herein below provided.

     NOW, THEREFORE, with mutual acknowledgement of the receipt of sufficient consideration, the parties, intending to be legally bound hereby, agree as follows:


I.   SERVICES

     Client hereby engages COMPANY, and COMPANY agrees to use their reasonable best efforts to provide some or all of the herein-referenced services on behalf of Client and/or any associated entities in connection with any of Client or its associated entity's Product(s).

     Distribution of Client products to include warehousing and shipping of products. Telemarketing and Sales services to be determined.

     II.  COMPENSATION TO COMPANY

          A. Distribution fee to be determined and agreed to by COMPANY and Client based on a unit cost and/or shipment cost.

          B. Percentage of sales for providing sales and/or telemarketing services to be determined and agree to by COMPANY and Client.

          C. Payments to COMPANY will be made on a weekly basis. Client will pay for startup fees associated with services provided but have the right to approve expenses prior to expenditures.

III. COMPANY'S REPRESENTATIONS AND WARRANTIES

          A. COMPANY and Client represent and warrant that they are validly formed and in good standing as a corporation, organized in accordance with the applicable federal, state, municipal and local laws, regulations, orders, rulings and decrees within its place of domicile.

          B. Client represents and warrants that it has the requisite financial resources to meet all of its financial obligations to COMPANY.

IV.  CLIENT OBLIGATIONS

          A. CLIENT shall provide COMPANY with true, complete and accurate information regarding its Product(s). Such information shall also include sufficient relevant, current and historical business, financial, and other information necessary for the proper performance of COMPANY services hereunder. In performing their services hereunder, COMPANY shall have the right to rely on, utilize and present such information to potential customers without independent verification thereof. CLIENT shall cooperate and support COMPANY attempts to accomplish their objectives under this Agreement, and shall take such actions and execute such additional instruments as may be reasonably necessary to implement and carry out the intent and purpose of this Agreement.

          B. Client will have the right to approve any bulk sales and will establish pricing of all products.

V.   INDEMNIFICATION AND ACCOUNTING

          A. The Parties agree to indemnify, hold harmless, and defend each other, their members, officers, shareholders, directors, agents and employees, at the culpable party's expense for any claim arising out of any proceeding or suit which may arise out of an alleged breach of contract or claim of misrepresentation, inaccuracy or incompleteness, in whatever form, resulting from documentation and/or information provided in furtherance of this agreement.

          B. COMPANY and Client will provide each other a full and complete accountings of all revenues received as a result of any Transactions under this Agreement, (hereinafter referred to as "Accountings").

VI. CONFIDENTIALITY

          A. The Company and Client each agree to provide reasonable security measures to keep information confidential where disclosure to third parties may be detrimental to the parties. They shall each use their best efforts to require their principals, employees, agents, affiliates, subcontractors, and others who will have access to the information to abide by the confidentiality contemplated by this Agreement.

          B. Except to accomplish the purposes of this Agreement, no party will disclose, use, or make known, for its or a third party's benefit, any confidential information, knowledge, or data of any other party, or any confidential source(s) of any other party, during the term of this Agreement. Confidential information, knowledge, data, and confidential sources shall not include any information that is, or becomes (1) generally known or available by publication or commercial use, or (2) is known and can be documented to be known by the recipient party at the time of disclosure and is not subject to restriction, or (3) is received by the recipient party from a third party not under any legal obligation to the disclosing party to maintain such information in confidence.

          C. In the event this provision is deemed in any court proceeding too restrictive to be enforceable, such restriction shall be deemed reduced to the maximum extent allowable by the court to be found enforceable.

          D. It is expressly agreed by all parties that any limitations herein relating to the use of the Proprietary Information of the Products shall be fully enforceable and binding for a period of three (3) years subsequent to the expiration of the last Transaction under this Agreement.

VII. MISCELLANEOUS PROVISIONS

          A. Modifications. This Agreement may be amended, modified and supplemented only by written agreement of Client and COMPANY.

          B. Waiver of Compliance. Any failure of any party to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver or estoppel with respect to, any subsequent or other failure.

          C. Other Business Opportunities. Each party hereto shall have the right independently to engage in and receive full benefits from other business activities as long as the other party is notified in writing and they are allowed first right of refusal.

          D. Publication of Relationship. The parties shall have the right to publish and/or otherwise disclose in any published announcements, publicity campaigns, press releases, media, websites, and other appropriate venues the fact that the Transaction(s) closed hereunder as long as both parties agree.

          E. Notices. Any notices to be given hereunder by any party to any other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid. Notice may also be given hereunder by electronic transmission (i.e. facsimile and "e-mail,") provided such electronic transmission is recognized and accepted by the court in any legal proceeding. Mailed notices shall be addressed to the addresses supplied by the parties, but any party may change their address by written notice in accordance with this subsection. Notices delivered personally and/or by electronic transmission shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

          F. Assignment and Delegation. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party shall delegate the performance of its duties or obligations under this Agreement without the prior written consent of the other parties, except by operation of law.

          G. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the United States, State of Nevada, without regard to theirs conflict of law doctrine. If any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be in Nevada.

          H. Facsimile and Counterparts. This Agreement may be executed by facsimile, and may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          I. Arbitration, Legal Action and Attorneys' Fees and Costs. If any legal action arises from this agreement, the parties agree to attempt resolution first with non-binding arbitration without relinquishing their legal rights. In any legal action, the prevailing party(s) shall be entitled to reasonable attorneys' fees and costs in accordance with the law. This provision shall be construed as applicable to the entire Agreement.

          J. Survivability. If any part of this Agreement is deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement. In the event that any provision hereof shall be legally unenforceable, the remaining provisions shall nevertheless be carried into effect.

          K. Relationship of the Parties. The parties to this Agreement have no relationship with each other beyond the relationship expressly provided for herein. Nothing contained in this Agreement shall be deemed to create any additional relationships, (i.e. cause any party to become the partner, agent or legal representative of each other, nor create any fiduciary relationship between them). Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of any other party, except as otherwise expressly provided herein.

          L. Term of Agreement and Termination. This Agreement shall be effective upon execution. With respect to any Closed Transaction this Agreement shall remain in full force and effect.

          M. With respect to any prospective Financing, this Agreement may be terminated prior to the Closing of a pending Transaction "for cause" at the election of the injured party upon the occurrence of any of the following events: material misrepresentation or material breach under this Agreement, (hereinafter individually and collectively referred to as "Cause"). In such event, the injured party shall give the other party, in writing, thirty (30) days in which to "cure" the Cause. Compensation to which COMPANY is entitled shall survive the termination of this Agreement.

          N. Entire Agreement. This Agreement sets forth the entire Agreement and understanding of the parties hereto in respect to the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto in regard to the subject matter contained herein.

     IN WITNESS WHEREOF, the parties hereto asserting that they have read, understand and agree to all terms herein, have the authority to execute this Agreement on behalf of their principal, and have caused this Agreement to be executed by their duly authorized representatives.

___________________________________________
Rick Bailey, President / CEO

COMPANY  _______________________________

Date  _____________________________________

_________________________________________________
Stephen F. Owens Chief Operating Officer/Director

COMPANY  _______________________________

Date  __________________________________


NEW EXHIBITS -
2.
                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made effective as of July 07, 2003, by and between Gateway Distributors ("Gateway"), of 3035 E. Patrick Ln., Las Vegas, Nevada, 89120 and Blaine Wendtland ("Blaine"), of 1620 Whispering Pine Ln., Appleton, Wisconsin, 54913.

          A. Gateway is engaged in the business of Vitamin and Supplement Distribution. Blaine will primarily perform the job duties at the following location: 3035 E. Patrick Ln., Las Vegas, Nevada.

          B.   Gateway desires to have the services of Blaine.

          C.   Blaine is willing to be employed by Gateway.

Therefore, the parties agree as follows:

     1. EMPLOYMENT. Gateway shall employ Blaine as a(n) Account Executive. Blaine shall provide to Gateway the following services: To promote and sell products provided by Gateway Distributors and/or the Right Solution. Blaine accepts and agrees to such employment, and agrees to be subject to the general supervision, advice and direction of Gateway and Gateway's supervisory personnel. Blaine shall also perform (i) such other duties as are customarily performed by an employee in a similar position, and (ii) such other unrelated services and duties as may be assigned to Blaine from time to time by Gateway.

     2. BEST EFFORTS OF EMPLOYEE. Blaine agrees to perform faithfully, industriously, and to the best of Blaine's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Gateway. Such duties shall be provided at such place(s) as the needs, business, or opportunities of Gateway may require from time to time.

     3. COMMISSION PAYMENTS. Gateway will make commission payments to Blaine based on 15% of Net Profit on total sales of company (Sale price minus Cost of Goods).

     This commission will be paid semi-monthly on the tenth day and the twenty-fifth day of the month, each payment corresponding to the semi-monthly period that ended approximately fifteen days prior to the payment date.

     1. Accounting. Gateway shall maintain records in sufficient detail for purposed of determining the amount of the commission. Gateway shall provide to Blaine a written accounting that sets forth the manner in which the commission payment was calculated.

     2. Right to Inspect. Blaine, or Blaine's agent, shall have the right to inspect Gateway's records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as Gateway may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable hours as may be set by Gateway.

     3. Death of the Employee. If Blaine dies during the term of this Agreement, Blaine shall be entitled to payments or partial commission payments for the period ending with the date of Blaine's death.

     1. EXPENSE REIMBURSEMENT. Gateway will reimburse Blaine for "out-of-pocket" expenses incurred by Blaine in accordance with Gateway's policies in effect from time to time.

     2. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Blaine shall provide Gateway with all information, suggestions, and recommendations regarding Gateway's business, of which Blaine has knowledge, that will be of benefit to Gateway.

     3. CONFIDENTIALITY. Blaine recognizes that Gateway has and will have information regarding the following:

          _    inventions
          _    products
          _    product design
          _    processes
          _    technical matters
          _    trade secrets
          _    copyrights
          _    customer lists
          _    prices
          _    costs
          _    discounts
          _    business affairs
          _    future plans
          _    issues related to the sale of Company Stock
     and other vital information items (collectively, "Information") which are valuable, special and unique assets of Gateway. Blaine agrees that Blaine will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of Gateway, Blaine will protect the Information and treat it s strictly confidential. A violation by Blaine of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

     5. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a 90-day period after the termination of Blaine's employment. During such 90-day period, neither party shall make pr permit the making of any public announcement or statement of any kind that Blaine was formerly employed by or connected with Gateway.

     6. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Blaine shall not have the right to make any contracts or commitments for or on behalf of Gateway without first obtaining the express written consent of Gateway.

     7. BENEFITS. Blaine shall be entitled the employment benefits, including disability insurance as provided by Gateway's policies in effect from time to time.

     8. TERM/TERMINATION. Blaine's employment under this Agreement shall be for an unspecified term on an "at will" basis. This Agreement may be terminated by Gateway upon 30 days written notice, and by Blaine upon 30 days written notice. If Gateway shall so terminate this Agreement, Blaine shall be entitled to compensation for 30 days beyond the termination date of such termination, unless Blaine is in violation of this Agreement. If Blaine is in violation of this Agreement, Gateway may terminate employment without notice and with compensation to Blaine only to the date of such terminations. The compensation paid under this Agreement shall be Blaine's exclusive remedy.

     9. TERMINATION FOR DISABILITY. Gateway shall have the option to terminate this Agreement, if Blaine becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation. Gateway shall exercise this option by giving 30 days written notice to Blaine.

     10. COMPLIANCE WITH EMPLOYER'S RULES. Blaine agrees to comply with all of the rules and regulations of Gateway.

     11. RETURN OF PROPERTY. Upon termination of this Agreement, Blaine shall deliver to Gateway all property which is Gateway's property or related to Gateway's business (including keys, records, notes, data, memoranda, models, and equipment) that is in Blaine's possession or under Blaine's control. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by Blaine.

     12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or on the third day after being deposited in the United States mail, postage paid, address as follows:

Employer:

Gateway Distributors
Flo Ternes
C.O.O.
3035 E. Patrick Lane
Las Vegas, Nevada 89120

Employee:

Blaine Wendtland
1620 Whispering Pine Lane
Appleton, Wisconsin 54913

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

     13. ENTIRE AGREEMENT. This agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

     14. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

     15. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or enforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provisions for this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     16. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of the Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforcer and compel strict compliance with every provision of this Agreement.

     17. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Nevada.

NEW EXHIBITS -
3.

                                 PROMISSORY NOTE

$17,500.00                                        Date: July 03, 2003

     For value received, the undersigned Grandma Hamman's (the "Borrower"), at 3035 E. Patrick Lane, Las Vegas, Nevada, 89120, promises to pay to the order of Ed Wendtland, (the "Lender"), at 1620 Whispering Pine Lane, Appleton, Wisconsin 54913, (or at such other place as the Lender may designate in writing) the sum of $17,500.00 with interest from August 01, 2003, on the unpaid principal at the rate of 24.00% per annum.

     The unpaid principal and accrued interest shall be payable in monthly installments of $925.24, beginning on September 01, 2003, and continuing until August 01, 2005, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

     All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

     The Borrower promises to pay a late charge of $87.00 for each installment that remains unpaid more than 10 day(s) after its Due Date. This late charge shall be paid as liquidated damages in lieu of actual damages, and not as a penalty.

     If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

     The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

     If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

     This Note is secured by a Merchant Account currently used by Grandma Hamman's Specialty Foods, dated July 03, 2003. The Lender is not required to rely on the above security instrument and the assets secured therein for the payment of this Note in the case of default, but may proceed directly against the Borrower.

     If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

          E. the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

          F.   the death of the Borrower or Lender;

          G. the filing of bankruptcy proceedings involving the Borrower as a debtor;

          H. the application for the appointment of a receiver for the Borrower;

          I. the making of a general assignment for the benefit of the Borrower's creditors;

          J.   the insolvency of the Borrower;

          K. a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

     In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is default in any security agreement which secures this Note.

     If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

     All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

     No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

     This Note shall be construed in accordance with the laws of the state of Nevada.

Borrower:

Grandma Hamman's Specialty Foods

By: __________________________________
    Rick Bailey

NEW EXHIBITS -
4.

                                 PROMISSORY NOTE

$200,000.00                                                Date: July 03, 2003

     For value received, the undersigned Gateway Distributors (the "Borrower"), at 3035 E. Patrick Lane, Las Vegas, Nevada, 89120, promises to pay to the order of Los Cabos Freedom Movement L.L.C. (the "Lender"), at P.O. Box 841, Wautoma, Wisconsin 54982, (or at such other place as the Lender may designate in writing) the sum of $200,000.00 with interest from August 01, 2003, on the unpaid principal at the rate of 8.00% per annum.

     Unpaid principal after the Due Date shown below shall accrue interest at a rate of 12.00% annually until paid.

     The unpaid principal and accrued interest shall be payable in monthly installments of $1,672.88, beginning on September 01, 2003, and continuing until August 01, 2023, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

     All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

     The Borrower promises to pay a late charge of $100.00 for each installment that remains unpaid more than 30 day(s) after its Due Date. This late charge shall be paid as liquidated damages in lieu of actual damages, and not as a penalty.

     If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

     The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

     If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

     This Note is secured by a All assets, inventory, accounts receivable and equipment of Grandma Hamman's Specialty Foods, dated July 03, 2003. The Lender is not required to rely on the above security instrument and the assets secured therein for the payment of this Note in the case of default, but may proceed directly against the Borrower.

     If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

          E. the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

          F.   the death of the Borrower or Lender;

          G. the filing of bankruptcy proceedings involving the Borrower as a debtor;

          H. the application for the appointment of a receiver for the Borrower;

          I. the making of a general assignment for the benefit of the Borrower's creditors;

          J.   the insolvency of the Borrower;

          K. a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

     In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is default in any security agreement which secures this Note.

     If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

     All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

     No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

     This Note shall be construed in accordance with the laws of the state of Nevada.

Signed this ____ day of ____________, ____ at _________________, ______________.

Borrower:
Gateway Distributors

NEW EXHIBITS -
5.

                              CONSULTING AGREEMENT
                              --------------------

     This agreement is made this 17th day of July, 2003 between

THE  RIGHT  SOLUTIONS  GATEWAY  at  3035 East Patrick Lane, Suite 14, Las Vegas,
Nevada  89120,  hereinafter  referred  to as RSG.   Phone number (702) 938-9316.

And

Jack M. Zufelt at 3228 East Phillips Drive, Littleton, Colorado 80122, hereinafter referred to as Zufelt. Phone number (303) 741-9025.

     RSG agrees to retain Zufelt, and Zufelt has agreed to provide certain consulting services on the terms and conditions set out below.

RESPONSIBILITIES  OF  ZUFELT:
----------------------------

     Zufelt will help RSG create an integrated prospecting and recruiting system with specific prospecting and recruiting tools customized specifically for RSG.

     Zufelt will consult with RSG on all aspects of their business as well as create and implement important strategies regarding all aspects of what it takes to cause prospecting and recruiting. It will include a 24-hour, 7 day a week system that is designed and dedicated specifically to help RSG distributors prospect and recruit on both its products, and its income opportunity.

     This consulting, prospecting and recruiting system shall include:

               a) A 10 to 15 minute recruiting script for an audiocassette/CD to be used for powerful prospecting. Zufelt will arrange for professional voice and be at the studio to direct that professional to create the kind of inflection and sound on the tape that is desired.

               b) Sample, short scripts for distributors to use when handing out the cassette and when calling back respondents to the new prospecting tools.

               c) Short scripts for distributors to use when following up on prospects they have given or sent the prospecting tape to.

               d) A 10 to 15 minute ?closing? script to be used for pre-recorded message to be used by distributors to bring prospects to a decision. It will be designed specifically to close the sale on both the products AND the business opportunity. It will gently, but powerfully, hard sell prospects on the products, auto-ship and the income opportunity as well as give them the three choices of packages to buy so that when the call is over all the distributor has to say to the prospect is, ?So, what do you want to do?? Or ?Which choice do you want to start with??

               e) Three powerful, attention getting letters to be used for prospecting and recruiting by distributors. One will be designed to accompany the recruiting cassette that goes to people they already know, another will be designed to accompany the cassette to go to those they don?t know and the third one will be a letter that can be sent out by itself inviting prospects to request the cassette.

               f) An income projection for the consultant based on 6 and 12 months of using Zufelt?s system and RSG?s compensation plan. With your help and knowledge of the Right Solutions comp plan I will create realistic, believable, not pie in the sky, income projections with just a 2% success rate, showing potential income after just 6 and 12 months of faithfully using the prospecting system I create. This always excites distributors into action because it is so believable.

               g) Design hard-hitting, attention getting, 4-color Post Cards for prospecting.

               h) Sell and train your existing distributors on using the system I create for you in up to five live seminars and up to 30 conference calls. Who better than the author, of the new recruiting system with years of proof that it works, as well as extensive credentials, to tell your distributors, new or old, about the system and excite and motivate them to use it on a massive scale? I will also pass my abilities on to you and any person you so designate as well as any of the leaders in the field who want to get and stay serious about making money through proper prospecting and massive recruiting.

               i) 90 Days of unlimited consulting which will include but is not be limited to:

                    C    Spending  time  with  the  owners  to  learn about, and
               become indoctrinated on, the flavor, feel and culture of RSG including the compensation plan and any other things pertinent to creating powerful business building tools.

                    C    Analyze  and  make  recommendations  on making sure all
               existing brochures letters, website pages and any other marketing materials past, present or future are designed to sell the opportunity and/or the products or both.

                    C    Help  define  what  should  go  into  the  three
               packages/business builder kits.

                    C    Unlimited  consulting  on  any and all other aspects of
               the RSG business opportunity as needed.

                    C    Consult with RSG on how to leverage what I am doing for
               the company to help make PR with the market makers of their stock.


RESPONSIBILITIES  OF  RSG
-------------------------

     1. In exchange for Zufelt?s services listed above, RSG shall pay Zufelt the sum of one hundred and four thousand dollars ($104,00.00) in US funds.

     This amount is to be paid as follows:

     Upon the signing of this agreement and on or before Friday the 18th of July 2003, RSG shall purchase from Zufelt one thousand each of the following:

1,000 Learn To Earn cassette programs
1,000 How to Use The Conquering Force Within You cassette program
1,000 Bonus Tapes
1,000 The DNA of Success Books
1,000 9 Reports For Your Success
1,000 Monthly Ezine subscription to the ?Z? Report (Included at no charge)

     Payments for the above items shall be as follows: Eight thousand, six hundred and sixty six dollars, ($8,666.00) in US funds is due and payable on July 18, 2003. The balance of ninety five thousand three hundred and thirty four dollars ($95,334.00) shall be paid to Zufelt in eleven equal, weekly payments of eight thousand six hundred and sixty six dollars ($8,666.00) each. Said payments to be made on or before the following dates:

     July  25, 2003, August 1, 2003, August 8, 2003, August 15, 2003, August 22,
2003, August 29, 2003, September 5, 2003, September 12, 2003, September 19, 2003, September 26, 2003 and October 3, 2003.

ALL PAYMENTS MUST BE MADE IN ONE OF THE FOLLOWING FORMS:

               1) Certified check made out to Jack M. Zufelt. If a certified check is sent it must be sent via overnight delivery.
               2) Wire transfer to Zufelt?s bank account. If wire transfer, use the following banking information:

                                   Receiving Bank Information

                                   ARAPAHOE BANK AND TRUST
                                   7777 East Arapahoe Road
                                   Englewood, Colorado  80112   USA

                                   Account Name:    Z Distributing, Inc.
                                   Account Number:  1073885
                                   Routing Number for Wire Transfer:   107 00
                                   1957

     2. Zufelt shall order and send the 1,000 of each product as described above once all of the payments as outlined in Responsibilities of RSG ( 1 ) above have been paid in full. Zufelt will advance product earlier to provide startup needs from his inventory if necessary.

     3. RSG shall use commit to use Zufelt to train at the above five mentioned seminars and conference calls between the date of this agreement and March of 2004. The schedule for all such seminars and conference calls must be agreed upon by both Zufelt and RSG.

          RSG shall pay all of Zufelt?s expenses relating to the above services listed and identified as ( a ) thorough ( i ) including, but not limited to, professional voice, studio time for recording of the prospecting cassette, production of prospecting cassettes/CDs, graphic artists for post cards etc., design layout etc., all travel expenses including non restricted round trip airfare (via United Airlines where possible), car rental and gas, lodging, meals, airport parking etc. as well as long distance calls, conference calls etc. If any travel is required out of the continental US or Canada, airfare shall include round trip in business class. All expenses must be pre-approved by the Company.

ACT OF GOD:
-----------

     If, due to an act of God or other cause beyond the control of Zufelt or RSG, any agreed upon consulting, conference call or training presentation cannot be given at the time, place and upon the terms agreed to, and if a satisfactory substitute or alternate date cannot be arranged, neither Jack Zufelt or RSG shall have claim for damages.

     RSG understands and accepts that this consulting agreement with Zufelt is not an exclusive agreement and that Zufelt may have other clients for which he provides the same or similar services.

     This contract will be construed according to the laws of the State of Nevada and any disputes arising here from will be litigated in its courts.

     If payment under the terms of this contract is not made when due, RSG agrees to pay all costs of collection including attorneys fees and 1.5% per month on all amounts past due.

     This contract sets forth the entire understanding and agreement and is not subject to amendment or supplemental agreement except in writing and duly executed by both parties. This agreement shall be valid and binding only when signed by both an authorized agent for RSG and Jack M. Zufelt.


Signed

_________________________________     Date ___________________
         Jack M. Zufelt


Signed

Gateway Distributors, Ltd, d.b.a. The Right Solution

_________________________________      Date ___________________
Rick Bailey President / CEO